Perrella & Associates, P.A.
                         Certified Public Accountants
                             555 S. Powerline Road
                       Pompano Beach, Florida 33609-3018
                             Tele: (954) 979-5353
                              Fax: (954) 979-6695


August 23, 2004


Securities and Exchange Commission
450 Fifth Street, N W
Washington, D C 20549


RE: Peoplesway.com, Inc.
    File Ref No 000-28657


We were previously the principal accountant for Peoplesway.com, Inc. and, under the date of August 20, 2003, we reported on the financial statements of Peoplesway.com, Inc. as of March 31, 2003 and for the years ended March 31, 2003, and 2002. On July 19, 2004, we resigned as principal accountant for Peoplesway.com, Inc. We have read Peoplesway.com, Inc.'s statements included under Item 4 of its Form 8-K dated July 20, 2004, and amendment 2, dated August 23, 2004, and we agree with such statements.

Very truly yours,
 /s/ Ted L. Perrella
-----------------------------
Ted L. Perrella, CPA
For the Firm